                                                                      EXHIBIT 11

             KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
    COMPUTATION OF EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE
              (In millions of dollars, except per share amounts)



                                                                                             Year Ended December 31,
                                                                                       ------------------------------------
                                                                                         1996           1995         1994
                                                                                       --------      ---------     --------
Primary:
   Earnings:
      Income (loss) before extraordinary loss and cumulative effect of changes
        in accounting principles                                                       $    8.2      $    60.3     $ (101.4)
      Dividends on preferred stock:
        Series A Shares                                                                                   (9.1)       (12.6)
        PRIDES                                                                             (8.4)          (8.5)        (7.5)
                                                                                       --------      ---------     --------
      Income (loss) available to common shareholders before extraordinary loss             (0.2)          42.7       (121.5)
      Extraordinary loss - net                                                                                         (5.4)
                                                                                       --------      ---------     --------
      Net income (loss) available to common shareholders                               $    (.2)     $    42.7     $ (126.9)
                                                                                       ========      =========     ========

   Shares (000):
      Weighted average common shares outstanding                                         71,644         58,267       58,139
      Weighted average shares arising from redemption of Series A Shares                                 3,705
      Weighted average shares arising from conversion of PRIDES                                             29
      Assuming exercise of nonqualified stock options                                                      263
                                                                                       --------      ---------     --------
      Weighted average common and common equivalent shares                               71,644         62,264       58,139
                                                                                       ========      =========     ========

   Primary earnings (loss) per common and common equivalent share:
      Income (loss) before extraordinary loss and cumulative effect of changes
        in accounting principles                                                       $    .00      $     .69     $  (2.09)
      Extraordinary loss                                                                                               (.09)
                                                                                       --------      ---------     --------
      Net income (loss)                                                                $    .00      $     .69     $  (2.18)
                                                                                       ========      =========     ========

Fully diluted:(1)
   Earnings:
      Income before extraordinary loss                                                               $    60.3
      Dividends on PRIDES                                                                                 (8.5)

                                                                                                     ---------
      Net income available to common and common equivalent shareholders                              $    51.8
                                                                                                     =========

   Shares (000):
      Weighted average common shares outstanding                                                        58,267
      Additional shares arising from redemption of Series A Shares                                      13,127
      Additional shares arising from conversion of PRIDES                                                  151
      Assuming exercise of nonqualified stock options                                                      264
                                                                                                     ---------
      Weighted average common and common equivalent shares                                              71,809
                                                                                                     =========

                                                                                                     =========
Fully diluted earnings per common and common equivalent share                                        $     .72
                                                                                                     =========


(1) As a result of the redemption of the Series A Shares and conversion of 181,700 shares of PRIDES during the 1995 period, fully diluted earnings per share are presented for such period, even though the result is antidilutive. For the 1996 and 1994 periods, common equivalent shares attributable to the preferred stock and non-qualified stock options were excluded from the calculation of weighted average shares because they were antidilutive.